Exhibit 99.1

Contact:	LeAnne Zumwalt
Investor Relations
DaVita Inc.
(650) 696-8910

DAVITA 2nd QUARTER 2009 RESULTS

El Segundo, California, August 4, 2009 – DaVita Inc. (NYSE: DVA) today announced results for the quarter ended June 30, 2009. Net income attributable to DaVita Inc. for the three and six months ended June 30, 2009 was $105.8 million and $202.0 million, or $1.02 per share and $1.94 per share, respectively. This compares to net income attributable to DaVita Inc. for the three and six months ended June 30, 2008 of $95.0 million and $181.9 million, or $0.90 per share and $1.70 per share, respectively.

Financial and operating highlights include:

•

Cash Flow: For the rolling 12 months ended June 30, 2009 operating cash flow was $705 million and free cash flow was $527 million. For the three months ended June 30, 2009 operating cash flow was $212 million and free cash flow was $174 million.

•

Operating Income: Operating income for the three and six months ended June 30, 2009 was $236 million and $457 million, respectively, as compared to $218 million and $424 million, respectively, for the same periods of 2008.

•

Volume: Total treatments for the second quarter of 2009 were 4,228,179, or 54,207 treatments per day, representing a per day increase of 5.2% over the second quarter of 2008. Non-acquired treatment growth in the quarter was 4.5% over the prior year’s second quarter.

•

Effective Tax Rate: Our effective tax rate was 37.1% and 37.2% for the three and six months ended June 30, 2009, respectively. This effective tax rate is impacted by the amount of third party owners’ income attributable to non-tax paying entities. The effective tax rate attributable to DaVita Inc. was 40.0% and 40.1% for the three and six months ended June 30, 2009 which was in the range of our previously stated guidance. Our effective tax rate for 2009 is still projected to be in the range of 37.0% to 38.0% and our 2009 effective tax rate attributable to DaVita Inc. is still projected to be in a range of 39.5% to 40.5%.

•

Center Activity: As of June 30, 2009, we operated or provided administrative services at 1,493 outpatient dialysis centers serving approximately 116,000 patients, of which 1,464 centers are consolidated in our financial statements. During the second quarter of 2009, we acquired two centers, opened 23 new centers, merged five centers and sold two centers.

Outlook

We are narrowing our operating income guidance for 2009 to be in the range of $900-$930 million. Our operating cash flow guidance remains unchanged at a range of $550-$600 million. These projections and the underlying assumptions involve significant risks and uncertainties, including those described below and actual results may vary significantly from these current projections.

DaVita will be holding a conference call to discuss its results for the second quarter ended June 30, 2009 on August 4, 2009 at 5:00 p.m. Eastern Time. The dial in number is (800) 399-4406. A replay of the conference call will be available on DaVita’s official web page, www.davita.com, for the following 30 days.

This release contains forward-looking statements, including statements related to our 2009 operating results and 2009 expected effective tax rate and the expected effective tax rate attributable to DaVita Inc. Factors which could impact future results include the uncertainties associated with governmental regulations, general economic and other market conditions, competition, accounting estimates and the risk factors set forth in our SEC filings, including our Form 10-K for the year ended December 31, 2008 and subsequent quarterly reports on Form 10-Q. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include those relating to:

•	the concentration of profits generated from commercial payor plans,

•	continued downward pressure on average realized payment rates from commercial payors, which may result in the loss of revenue or patients,

•	a reduction in the number of patients under higher-paying commercial plans,

•	a reduction in government payment rates or the structure of payments under the Medicare ESRD Program which result in lower reimbursement for services we provide to Medicare patients,

•	changes in pharmaceutical or anemia management practice patterns payment policies, or pharmaceutical pricing,

•	our ability to maintain contracts with physician medical directors,

•

legal compliance risks, including our continued compliance with complex government regulations and compliance with the corporate integrity agreement applicable to the dialysis centers acquired from Gambro Healthcare and assumed in connection with such acquisition, and

•	the resolution of ongoing investigations by various federal and state governmental agencies.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

This release contains non-GAAP financial measures. For reconciliations of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the attached reconciliation schedules.

DAVITA INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Net operating revenues	$1,519,041	$1,407,304	$2,966,681	$2,752,028
Operating expenses and charges:
Patient care costs	1,051,879	973,286	2,057,765	1,903,495
General and administrative	132,166	125,199	259,439	245,964
Depreciation and amortization	58,185	52,892	115,308	105,703
Provision for uncollectible accounts	41,233	37,497	77,969	72,128
Equity investment (income) loss	(376)	(4)	(358)	523

Total operating expenses and charges	1,283,087	1,188,870	2,510,123	2,327,813

Operating income	235,954	218,434	456,558	424,215
Debt expense	(47,088)	(55,320)	(95,389)	(114,386)
Other income	1,273	2,987	2,027	7,850

Income before income taxes	190,139	166,101	363,196	317,679
Income tax expense	70,507	58,273	135,290	113,843

Net income	119,632	107,828	227,906	203,836
Less: Net income attributable to noncontrolling interests	(13,813)	(12,877)	(25,876)	(21,951)

Net income attributable to DaVita Inc.	$105,819	$94,951	$202,030	$181,885

Earnings per share:
Basic earnings per share attributable to DaVita Inc.	$1.02	$0.91	$1.95	$1.71

Diluted earnings per share attributable to DaVita Inc.	$1.02	$0.90	$1.94	$1.70

Weighted average shares for earnings per share:
Basic	103,705,683	104,814,817	103,791,579	106,082,024

Diluted	103,925,843	105,617,173	104,166,964	106,927,556

DAVITA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(dollars in thousands)

	Six months ended June 30,
	2009	2008
Cash flows from operating activities:
Net income	$227,906	$203,836
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	115,308	105,703
Stock-based compensation expense	22,412	19,216
Tax benefits from stock award exercises	9,974	5,264
Excess tax benefits from stock award exercises	(7,591)	(3,055)
Deferred income taxes	30,006	17,171
Equity investment (income) loss	(358)	523
Loss on disposal of assets	4,813	4,462
Non-cash debt and non-cash rent charges	6,567	6,953
Changes in operating assets and liabilities, other than from acquisitions and divestitures:
Accounts receivable	(54,073)	(119,996)
Inventories	19,044	(301)
Other receivables and other current assets	4,026	(12,493)
Other long-term assets	3,324	(10,344)
Accounts payable	(51,960)	(18,255)
Accrued compensation and benefits	37,077	4,091
Other current liabilities	(42,359)	58,078
Income taxes	35,535	(10,074)
Other long-term liabilities	(13,019)	4,178

Net cash provided by operating activities	346,632	254,957

Cash flows from investing activities:
Additions of property and equipment, net	(138,205)	(145,007)
Acquisitions	(43,314)	(46,763)
Proceeds from asset sales	5,784	125
Purchase of investments available for sale	(1,429)	(1,352)
Purchase of investments held-to-maturity	(15,193)	(15,777)
Proceeds from sale of investments available for sale	16,537	5,321
Proceeds from maturities of investments held-to-maturity	15,620	15,462
Distributions received on equity investments	88	513
Purchase of intangible assets and other	(260)	(65)

Net cash used in investing activities	(160,372)	(187,543)

Cash flows from financing activities:
Borrowings	9,114,319	8,397,822
Payments on long-term debt	(9,136,951)	(8,397,476)
Deferred financing costs	(42)	(130)
Purchase of treasury stock	(32,016)	(169,673)
Excess tax benefits from stock award exercises	7,591	3,055
Stock award exercises and other share issuances, net	16,691	12,770
Distributions to noncontrolling interests	(29,895)	(29,423)
Contributions from noncontrolling interests	6,504	10,048
Proceeds from sales of additional noncontrolling interests	5,475	8,422
Purchases from noncontrolling interests	(4,704)	(22,889)

Net cash used in financing activities	(53,028)	(187,474)

Net increase (decrease) in cash and cash equivalents	133,232	(120,060)
Cash and cash equivalents at beginning of period	410,881	447,046

Cash and cash equivalents at end of period	$544,113	$326,986

DAVITA INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except per share data)

ASSETS	June 30, 2009	December 31, 2008
Cash and cash equivalents	$544,113	$410,881
Short-term investments	19,109	35,532
Accounts receivable, less allowance of $222,067 and $211,222	1,128,330	1,075,457
Inventories	65,354	84,174
Other receivables	226,931	239,165
Other current assets	37,851	33,761
Income tax receivable	—	32,130
Deferred income taxes	211,709	217,196

Total current assets	2,233,397	2,128,296
Property and equipment, net	1,075,349	1,048,075
Amortizable intangibles, net	148,923	160,521
Investments in third-party dialysis businesses	24,144	19,274
Long-term investments	6,827	5,656
Other long-term assets	44,104	47,330
Goodwill	3,908,290	3,876,931

	$7,441,034	$7,286,083

LIABILITIES AND EQUITY
Accounts payable	$230,576	$282,883
Other liabilities	453,048	495,239
Accrued compensation and benefits	329,517	312,216
Current portion of long-term debt	92,290	72,725
Income taxes payable	3,409	—

Total current liabilities	1,108,840	1,163,063
Long-term debt	3,579,417	3,622,421
Other long-term liabilities	100,209	101,442
Alliance and product supply agreement, net	33,312	35,977
Deferred income taxes	274,303	244,884

Total liabilities	5,096,081	5,167,787
Commitments and contingencies
Noncontrolling interests subject to put provisions	288,458	291,397
Equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 450,000,000 shares authorized; 134,862,283 shares issued; 103,989,672 and 103,753,673 shares outstanding)	135	135
Additional paid-in capital	620,259	584,358
Retained earnings	2,091,480	1,889,450
Treasury stock, at cost (30,872,611 and 31,108,610 shares)	(701,783)	(691,857)
Accumulated other comprehensive loss	(10,033)	(14,339)

Total DaVita Inc. shareholders’ equity	2,000,058	1,767,747
Noncontrolling interests not subject to put provisions	56,437	59,152

Total equity	2,056,495	1,826,899

	$7,441,034	$7,286,083

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Six months ended June 30, 2009
	June 30, 2009	March 31, 2009	June 30, 2008
1. Consolidated Financial Results:
Revenues	$1,519	$1,448	$1,407	$2,967
Operating income	$236.0	$220.6	$218.4	$456.6
Operating income margin	15.5%	15.2%	15.5%	15.4%
Net income attributable to DaVita Inc.	$105.8	$96.2	$95.0	$202.0
Diluted earnings per share attributable to DaVita Inc.	$1.02	$0.92	$0.90	$1.94

2. Consolidated Business Metrics:
Expenses
Patient care costs as a percent of consolidated revenue(3)	69.2%	69.5%	69.2%	69.4%
General and administrative expenses as a percent of consolidated revenue(3)	8.7%	8.8%	8.9%	8.7%
Bad debt expense as a percent of consolidated revenue	2.7%	2.5%	2.7%	2.6%
Consolidated effective tax rate attributable to DaVita Inc.(1)	40.0%	40.2%	38.0%	40.1%

3. Segment Financial Results: (dollar amounts rounded to nearest million)
Dialysis and related lab services
Revenues	$1,441	$1,377	$1,351	$2,818
Direct operating expenses	$1,190	$1,140	$1,113	$2,330

Dialysis segment margin	$251	$237	$238	$488

Other – Ancillary services and strategic initiatives
Revenues	$78	$71	$56	$149
Direct operating expenses	$82	76	66	$158

Ancillary segment loss	$(4)	$(5)	$(10)	$(9)

Total segment margin	$247	$232	$228	$479
Reconciling items:
Stock-based compensation	(11)	(11)	(10)	(22)

Consolidated operating income	$236	$221	$218	$457

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Six months ended June 30, 2009
	June 30, 2009	March 31, 2009	June 30, 2008
4. Segment Business Metrics:
Dialysis and related lab services:
Volume
Treatments	4,228,179	4,082,439	4,018,763	8,310,617
Number of treatment days	78.0	76.5	78.0	154.5
Treatments per day	54,207	53,365	51,523	53,790
Per day year over year increase	5.2%	5.0%	6.0%	5.1%
Non-acquired growth year over year	4.5%	4.0%	4.5%	4.3%

Revenue
Dialysis and related lab services revenue per treatment	$340.35	$336.73	$335.98	$338.58
Per treatment increase from previous quarter	1.1%	1.2%	2.1%	—
Per treatment increase (decrease) from previous year	1.3%	2.4%	(0.6%)	1.8%
Percent of consolidated revenue	94.9%	95.1%	96.0%	95.0%

Expenses
Patient care costs
Percent of segment revenue	68.6%	68.8%	68.7%	68.7%
Per treatment	$233.93	$231.88	$230.92	$232.92
Per treatment increase from previous quarter	0.9%	1.6%	2.1%	—
Per treatment increase from previous year	1.3%	2.5%	1.2%	1.9%

General and administrative expenses
Percent of segment revenue	7.3%	7.4%	7.3%	7.4%
Per treatment	$24.92	$24.99	$24.64	$24.96
Per treatment (decrease) increase from previous quarter	(0.3%)	(1.5%)	4.9%	—
Per treatment increase (decrease) from previous year	1.1%	6.3%	(7.2%)	3.7%

5. Cash Flow
Operating cash flow	$212.4	$134.2	$147.0	$346.6
Operating cash flow last twelve months	$705.4	$640.0	$596.9
Free cash flow(1)	$173.6	$89.5	$114.4	$263.1
Free cash flow, last twelve months(1)	$526.8	$467.7	$445.1
Capital expenditures:
Development and relocations	$42.5	$42.0	$60.2	$84.5
Routine maintenance/IT other	$22.5	$31.2	$20.2	$53.7
Acquisition expenditures	$3.5	$39.8	$41.1	$43.3

6. Accounts Receivable
Net receivables	$1,128	$1,089	$1,047
DSO	70	70	70

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Six months ended June 30, 2009
	June 30, 2009	March 31, 2009	June 30, 2008
7. Debt and Capital Structure
Total debt(2)	$3,669	$3,680	$3,705
Net debt, net of cash(2)	$3,124	$3,275	$3,378
Leverage ratio (see Note 1 on page 9)	2.66x	2.83x	3.07x
Overall effective weighted average interest rate during the quarter	4.92%	5.04%	5.75%
Overall effective weighted average interest rate at end of the quarter	4.87%	5.04%	5.68%
Effective weighted average interest rate on the Senior Secured Credit Facilities at end of the quarter	3.02%	3.36%	4.59%
Economically fixed interest rates as a percentage of our total debt	64%	66%	69%
Share repurchases	$—	$32.0	$137.2	$32.0

8. Clinical (quarterly averages)
Dialysis adequacy -% of patients with Kt/V > 1.2	95%	95%	95%
90 day patients with Hb>=10 <=13	88%	87%	—
Patients with arteriovenous fistulas placed	63%	62%	60%

(1)	These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see attached reconciliation schedules.
(2)	This is a non-GAAP financial measure. It excludes $3.1 million, for the quarter ended June 30, 2009, the unamortized balance of a debt premium associated with our senior notes that is not actually outstanding debt principal.
(3)	Consolidated percentages of revenue and per treatment amounts are comprised of the dialysis and related lab services business, other ancillary services and strategic initiatives, as well as stock-based compensation expenses.

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in thousands)

Note 1: Calculation of the Leverage Ratio

Under the Company’s current Senior Secured Credit Facilities (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its term loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve months of “Consolidated EBITDA”, pro forma for the routine acquisitions that occurred during the period. The Company’s management believes the presentation of “Consolidated EBITDA” is useful to investors to enhance their understanding of the Company’s leverage ratio under its Credit Agreement.

Rolling twelve months ended June 30, 2009
Net income attributable to DaVita Inc.	$394,305
Income taxes	256,918
Debt expense	205,719
Depreciation and amortization	226,522
Noncontrolling interests and equity investment loss, net	49,408
Other	15,413
Stock-based compensation expense	44,429

“Consolidated EBITDA”	$1,192,714

June 30, 2009
Total debt, excluding debt premium of $3.1 million	$3,668,589
Letters of credit issued	48,401

3,716,990
Less: cash and cash equivalents	(544,113)

Consolidated net debt	$3,172,877

Last twelve months “Consolidated EBITDA”	$1,192,714

Leverage ratio	2.66x

In accordance with the Company’s Credit Agreement, the Company’s leverage ratio cannot exceed 4.25 to 1.0 as of June 30, 2009. At that date the Company’s leverage ratio did not exceed 4.25 to 1.0.

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

1. Effective Income Tax Rates

We believe that reporting the effective income tax rate attributable to DaVita Inc. enhances a user understanding of DaVita’s effective income tax rate for the periods presented because it excludes noncontrolling owners’ income that primarily relates to non-tax paying entities and accordingly is more comparable to prior periods presentations regarding DaVita’s effective income tax rate and is more meaningful to a user to fully understand the related income tax effects on DaVita Inc. operating results. This measure is not a measure of financial performance under United States generally accepted accounting principles and should not be considered as an alternative to the effective income tax rate.

Effective income tax rate as compared to the effective income tax rate attributable to DaVita Inc. is as follows:

	Three months ended			Six months ended June 30, 2009
	June 30, 2009	March 31, 2009	June 30, 2008
Income before income taxes	$190,139	$173,057	$166,101	$363,196

Income tax expense	$70,507	$64,783	$58,273	$135,290

Effective income tax rate	37.1%	37.4%	35.1%	37.2%

	Three months ended			Six months ended June 30, 2009
	June 30, 2009	March 31, 2009	June 30, 2008
Income before income taxes	$190,139	$173,057	$166,101	$363,196
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(13,913)	(12,156)	(12,880)	(26,069)

Income before income taxes attributable to DaVita Inc.	$176,226	$160,901	$153,221	$337,127

Income tax expense	$70,507	$64,783	$58,273	$135,290
Less income tax attributable to noncontrolling interests	(100)	(93)	(3)	(193)

Income tax attributable to DaVita Inc.	$70,407	$64,690	$58,270	$135,097

Effective income tax rate attributable to DaVita Inc.	40.0%	40.2%	38.0%	40.1%

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

2. Free cash flow

Free cash flow represents net cash provided by operating activities less income distributions to noncontrolling interests and capital expenditures for routine maintenance and information technology. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under United States generally accepted accounting principles, since free cash flow is a meaningful measure of our ability to fund acquisition and development activities and meet our debt service requirements. In addition, free cash flow excluding income distributions to noncontrolling interests also provides a user with an understanding of free cash flows that are attributable to DaVita Inc. Free cash flow is not a measure of financial performance under United States generally accepted accounting principles and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

	Three months ended			Six months ended June 30, 2009
	June 30, 2009	March 31, 2009	June 30, 2008
Cash provided by operating activities	$212,383	$134,249	$147,045	$346,632
Less: Income distributions to noncontrolling interests	(16,328)	(13,567)	(12,535)	(29,895)

Cash provided by operating activities attributable to DaVita Inc.	$196,055	$120,682	$134,510	$316,737
Less: Expenditures for routine maintenance and information technology	(22,502)	(31,155)	(20,153)	(53,657)

Free cash flow	$173,553	$89,527	$114,357	$263,080

	Rolling 12-Month Period
	June 30, 2009	March 31, 2009	June 30, 2008
Cash provided by operating activities	$705,376	$640,038	$596,860
Less: Income distributions to noncontrolling interests	(58,242)	(54,449)	(52,222)

Cash provided by operating activities attributable to DaVita Inc.	$647,134	$585,589	$544,638
Less: Expenditures for routine maintenance and information technology	(120,286)	(117,937)	(99,521)

Free cash flow	$526,848	$467,652	$445,117